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                                                            EXHIBIT 24(2)(h)(ii)

                             BROKER-DEALER AGREEMENT
                          FOR WILMINGTON LOW VOLATILITY
                             FUND OF FUNDS ("WLVFF")
                             (FULLY DISCLOSED BASIS)

Professional Funds Distributor, LLC
3200 Horizon Drive
King of Prussia, PA 19406

Ladies and Gentlemen:

         We desire to enter into an Agreement with you for the sale of beneficial interests ("Fund Interests") in WLVFF, a Delaware statutory trust (hereinafter referred to as the "Fund") of which you are the principal underwriter as such term is defined in the Investment Company Act of 1940, as amended, and for which you are an agent for the continuous distribution of interests pursuant to the terms of an Underwriting Agreement between you and the Fund. Unless the context otherwise requires, as used herein the term "Prospectus" shall mean the prospectus and related statement of additional information (the "Statement of Additional Information") incorporated therein by reference, as amended and supplemented, of the Fund, as filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

         In consideration for the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

1. In all sales of Fund Interests, we shall act as a placement agent for the Fund.

2. All orders for the purchase of any Fund Interests shall be executed at the applicable net asset value of the Fund Interests only on the monthly purchase date (the first business day of each month) after taking into account the applicable sales load, if any. Repurchases shall only occur by way of tender as set forth in the Prospectus. The minimum initial purchase order and minimum subsequent purchase order shall be as set forth in the Prospectus of the Fund. All orders are subject to acceptance or rejection by the Fund in its sole discretion. Unless otherwise mutually agreed in writing, each transaction shall be confirmed promptly in writing directly to the customer on a fully disclosed basis and a copy of each confirmation shall be sent simultaneously to us. We acknowledge that the Fund has reserved the right, at its discretion and without notice, to suspend the sale of Interests or withdraw entirely the sale of Interests of any or all of the Funds.

3. In offering Fund Interests, we shall rely solely and conclusively on the representations contained in the Prospectus of such Fund. We agree that we shall not offer or sell Fund Interests except in compliance with all applicable federal and state securities and tax laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell Fund Interests, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, at or prior to time of such offer or sale, a copy of the

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Prospectus and, upon request, the Statement of Additional Information of such
Fund. We further agree to obtain from each customer to whom we sell a Fund Interest a completed Subscription Agreement as well as any taxpayer identification number certification required under Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and to provide you or your designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulations thereunder. Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each customer who purchases Fund Interests from or through us copies of all annual and interim reports, proxy solicitation materials, and any other information and materials relating to the Fund and prepared by or on behalf of you, the Fund or its investment adviser, custodian, or transfer agent for distribution to each such customer. You agree to supply us with copies of the Prospectus, Statement of Additional Information, annual reports, interim reports, proxy solicitation materials and any such other information and materials relating to each Fund in reasonable quantities upon request.

4. We shall not make any representations concerning any Fund Interests other than those contained in the Prospectus of such Fund or in any promotional materials or sales literature furnished to us by you or the Fund. Except as otherwise provided in Paragraph 3 of this Agreement, we shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Fund (including, without limitation, promotional materials and sale literature, advertisements, press releases, announcements, statements, posters, signs or other similar material), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you.

5. In determining the amount of any dealer reallowance payable to us hereunder, you reserve the right to exclude any sales which you reasonably determine are not made in accordance with the terms of the Fund Prospectus and the provisions of this Agreement.

6.       (a)      In the case of any Fund Interests sold with a sales load,
customers may be entitled to a reduction in sales load on purchases made from the Fund as agreed by the Fund in the Subscription Agreement, or for those investors who are already investment management clients of Wilmington Trust Company, in accordance with the Fund's Prospectus. In such case, our dealer reallowance will be paid based upon the reduced sales load, but an adjustment to the dealer reallowance will be made in accordance with the Prospectus of the Fund to reflect the investor's actual purchases if he or she should fail to complete the transaction. The sales load and/or dealer reallowance may be changed at any time in your sole discretion upon written notice to us.

         (b) With respect to Fund Interests sold with a sales load, we agree to advise you promptly at your request as to amounts of any and all sales by us qualifying for a reduced sales load.

7. We agree to provide distribution and marketing services in the promotion and sale of Fund Interests and to furnish services and assistance to our customers who invest in or own Fund Interests. For such services, you agree to compensate us in accordance with the current

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schedule of dealer compensation that you have furnished us. We acknowledge that you will provide to the Fund's Board of Trustees, and the Board of Trustees will review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made. In connection with such reviews, we will furnish you or your designees with such information as you or they may reasonably request (including, without limitation, periodic certifications confirming the provision to our customers of the services described herein), and will otherwise cooperate with you and your designee (including, without limitation, any auditors designated by you), in connection with the preparation of reports to the Fund's Board of Trustees concerning this Agreement and the monies paid or payable by you pursuant hereto, as well as any other reports or filings that may be required by law.

8. The procedures relating to all orders and the handling thereof will be subject to the terms of the Fund Prospectus and your written instructions to us from time to time. No conditional orders will be accepted. We agree to place orders with you immediately for the same number of interests and at the same price as any sales by us. We shall not withhold placing orders received from customers so as to profit ourselves as a result of such withholding by a change in the net asset value from that used in determining the offering price to such customers, or otherwise; provided, however, that the foregoing shall not prevent the purchase of Fund Interests by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases and redemptions) in any Fund Interests registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his or her behalf and
(b) you, the Fund, the Transfer Agent and your and their respective officers, directors or trustees, agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, liabilities and expenses (including without limitation, reasonable attorneys fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund Interests registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us.

9.       (a)      We agree to pay for purchase orders of any Fund Interests from us in accordance with the terms of the Prospectus of the Fund. If payment for any purchase order is not received in accordance with the terms of the Fund Prospectus, you reserve the right, without notice, to cancel the sale and to hold us responsible for any loss sustained as a result thereof.

         (b) If any Fund Interests are sold with a sales load and are tendered for redemption within seven (7) months after confirmation of our purchase order for such Fund Interests: (i) we shall forthwith refund to you the full dealer reallowance received by us on the sale; and (ii) you shall forthwith pay to the Fund your portion of the sales load on the sale which had been retained by you and shall also pay to the Fund the amount refunded by us.

10. No certificates for Fund Interests sold hereunder will be issued as disclosed in the Fund Prospectus.

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11.      We hereby represent and warrant to you that:

         (a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we were organized;

         (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorization and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and

         (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

12. We further represent and warrant to you that we are a member of the NASD and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Business Conduct Rules. We agree to comply with all applicable federal and state laws, rules and regulations. You agree to inform us, upon our request, as to the states in which you believe the Fund Interests have qualified for sale under, or are exempt from the requirements of the respective securities laws of such states, but you shall have no obligation or responsibility as to our right to sell Fund Interests in any jurisdiction. We will not make a market in the Fund's Interests. We agree to notify you immediately in the event of (a) our expulsion or suspension from the NASD, or (b) our violation of any applicable federal or state law, rule or regulation arising out of or in connection with this Agreement or which may otherwise affect in any material way our ability to act as a dealer in accordance with the terms of this Agreement. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon your written notice to us of termination.

13. In the event that you breach any of the terms and conditions of this Agreement, you will indemnify us, the Fund, and our affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach. In the event that we breach any of the terms and conditions of this Agreement, we will indemnify you and your affiliates for any damages, losses, costs and expenses (including reasonable attorneys' fees and expenses) arising out of or relating to such breach.

14. The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Fund. Notwithstanding the foregoing, this Paragraph 14 shall not prohibit you or any of your affiliates from utilizing for any purposes the names, addresses or other information concerning any of our customers if such names, addresses or other information is obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 14 shall survive the termination of this Agreement.

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15.      [RESERVED]

16. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of, the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

17. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices, located at 3200 Horizon Drive, King of Prussia, PA 19406 and all notices to us shall be given or sent to us at our address shown below.

18. This Agreement shall become effective only when accepted and signed by you, and may be terminated at any time by either party hereto upon fifteen (15) days prior written notice to the other party. Not withstanding the termination of this Agreement all unfulfilled obligations, duties and liabilities of either party to the other as of the date of termination including, without limitation, all obligations of indemnification of either to the other shall remain the responsibility of the respective party. This Agreement may be amended only by a written instrument signed by both the parties hereto and, may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties hereto relating to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without given effect to principles of conflicts of laws.

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                                             Very truly yours,

                                             ___________________________________
                                             Name of Broker-Dealer (Please Print
                                             or Type)

                                             ___________________________________

                                             ___________________________________
                                             Address

                                             Date:
                                             ___________________________________

                                             By:

                                             ___________________________________
                                                      Authorized Dealer

                                             Note:
                                             Please sign and return both copies
                                             of this Agreement to Professional
                                             Funds Distributor, LLC. Upon
                                             acceptance a countersigned copy
                                             will be returned to you for your
                                             files.

                                             Accepted:
                                             Professional Funds Distributor, LLC

                                             Date:

                                             ___________________________________

                                             By:

                                             ___________________________________
                                                    Authorized Signature